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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



                                                                Jurisdiction of Incorporation
Name                                                                    or Organization
----                                                           ---------------------------------

Advanced Energy Japan K.K.                                                   Japan

Advanced Energy Industries GmbH                                             Germany

Advanced Energy Industries U.K. Limited                                 United Kingdom

Advanced Energy Industries, FSC Inc.                                    Virgin Islands

Tower Electronics, Inc.                                                    Minnesota

Advanced Energy Industries Korea, Inc.                                    South Korea

Advanced Energy Voorhees, Inc.                                            New Jersey

LITMAS                                                                    California

Advanced Energy Taiwan, Ltd.                                                Taiwan

Noah Holdings, Inc.                                                       California

Noah Precision, Inc.                                                      California

Sekidenko, Inc.                                                           Washington

Engineering Measurements Company                                           Colorado

AEI US Subsidiary, Inc.                                                    Delaware

Advanced Energy California, Inc.                                          California

Advanced Energy Nevada, LLC                                                 Nevada

Advanced Energy Voorhees Nevada, LLC                                        Nevada

Advanced Energy Industries Texas, L.P.                                       Texas

AEI International Holdings CV                                             Netherlands